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Exhibit 10.122

[*]=Information redacted pursuant to a confidential treatment request. Such outlined information has been filed separately with the Securities and Exchange Commission.

DISCRETIONARY LINE OF CREDIT DEMAND NOTE

Dated: October 27, 2008	$6,000,000

        For value received, COMMERCE ENERGY, INC., a corporation organized under the laws of the State of California and COMMERCE ENERGY GROUP, INC., a corporation organized under the laws of the State of Delaware (collectively and severally, the "Maker"), hereby promise to pay to the order of AP FINANCE, LLC, a limited liability company organized under the laws of the State of Delaware, with an address at 152 West 57th Street, 4th Floor, New York, NY 10019 (together with its successors, representatives, and assigns, the "Holder"), in accordance with the terms hereinafter provided, the principal amount of Six Million Dollars ($6,000,000) or such lesser amount as may be advanced to or for the benefit of the Maker hereunder, together with interest and all other obligations outstanding hereunder.

        All payments under or pursuant to this Discretionary Line of Credit Demand Note (this "Note") shall be made in United States Dollars in immediately available funds to the Holder at the address of the Holder first set forth above or at such other place as the Holder may designate from time to time in writing to the Maker or by wire transfer of funds to the Holder's account, instructions for which are attached hereto as Exhibit A. The outstanding principal balance of this Note shall be due and payable ON DEMAND or at such earlier time as provided herein. All obligations and undertaking of, and references to, the Maker under this Note shall be joint and several.

ARTICLE I

        Section 1.1    Purchase Agreement.    This Note has been executed and delivered pursuant to the Note and Warrant Purchase Agreement, dated as of August 21, 2008 (as amended, supplemented, restated or otherwise modified from time to time, the "Purchase Agreement"), by and between the Maker and the Holder (as a Lender). Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Purchase Agreement.

        Section 1.2    Discretionary Advances.    THIS IS NOT A COMMITTED LINE OF CREDIT AND ADVANCES UNDER THIS NOTE, IF ANY, SHALL BE MADE BY THE HOLDER IN ITS SOLE DISCRETION. NOTHING CONTAINED IN THIS NOTE, THE PURCHASE AGREEMENT OR ANY TRANSACTION DOCUMENT SHALL BE CONSTRUED TO OBLIGATE THE HOLDER TO MAKE ANY ADVANCES. THE HOLDER SHALL HAVE THE RIGHT TO REFUSE TO MAKE ANY ADVANCES AT ANY TIME WITHOUT PRIOR NOTICE TO THE MAKER. The Maker may request advances, repay and request additional advances hereunder, subject to the terms and conditions of this Note and the Purchase Agreement. In no event shall the aggregate unpaid principal amount of advances under this Note exceed the face amount of this Note.

        Section 1.3    Interest.    The outstanding principal balance of this Note shall bear interest, in arrears, at a rate per annum equal to twelve percent (12%), payable in accordance with Section 1.5 below. Interest shall be computed on the basis of a 360-day year of twelve (12) thirty-day months, shall compound monthly and shall accrue commencing on the date hereof. Furthermore, following demand, the Maker will pay interest to the Holder on the outstanding principal balance of the Note and on all unpaid interest at a per annum rate equal to the lesser of eighteen percent (18%) and the maximum applicable legal rate per annum, calculated based on a 360-day year.

        Section 1.4    Advance Procedures.    A request for advance made by telephone must be promptly confirmed in writing by such method as the Holder may require. The Maker authorizes the Holder to accept telephonic requests for advances, and the Holder shall be entitled to rely upon the authority of any person providing such instructions. The Maker hereby indemnifies and holds the Holder harmless from and against any and all damages, losses, liabilities, costs and expenses (including reasonable attorneys' fees and expenses) which may arise or be created by the acceptance of such telephone requests or making such advances. The Holder will enter on its books and records, which entry when made will be presumed correct, the date and amount of each advance, as well as the date and amount of each payment made by the Maker.

        Section 1.5    Payment Terms.    The outstanding principal balance shall be due and payable on demand and, in the absence of demand, on the Maturity Date (as defined in the Initial Note) or, if earlier, upon acceleration of the Initial Note. Accrued interest shall be due and payable on demand and, in the absence of demand, on the Maturity Date or, if earlier, upon acceleration of the Initial Note. THE MAKER ACKNOWLEDGES AND AGREES THAT THE HOLDER MAY AT ANY TIME AND IN ITS SOLE DISCRETION DEMAND PAYMENT OF ALL AMOUNTS OUTSTANDING UNDER THIS NOTE WITHOUT PRIOR NOTICE TO THE MAKER. Upon the occurrence of an Event of Default described in Sections 2.1(h) or (i) of the Initial Note, the outstanding principal balance and accrued interest hereunder, plus fees and expenses, shall be immediately and automatically due and payable, without demand or prior notice to the Maker. The indebtedness evidenced by this Note may be prepaid in whole or in part at any time without penalty, subject to the payment of any fees set forth in the Purchase Agreement.

        Section 1.6    Security Documents.    The obligations of the Maker hereunder are secured by a continuing security interest in substantially all of the assets of the Maker pursuant to the terms of a Security Agreement, dated as of August 21, 2008 (as amended, supplemented, restated or otherwise modified from time to time, the "Security Agreement"), by and between the Maker and the Holder and other collateral documents.

        Section 1.7    Payment on Non-Business Days.    Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment shall be due on the next succeeding Business Day and such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

        Section 1.8    Transfer.    This Note may be transferred or sold, and may also be pledged, hypothecated or otherwise granted as security, by the Holder.

        Section 1.9    Replacement.    Upon receipt of a duly executed, notarized and unsecured written statement from the Holder with respect to the loss, theft or destruction of this Note (or any replacement hereof) and a standard indemnity, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Maker shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

        Section 1.10    Use of Proceeds.    The Maker shall use the proceeds of this Note solely for working capital purposes and in compliance with all applicable laws.

ARTICLE II

REMEDIES

        Section 2.1    Reserved.

        Section 2.2    Remedies Upon An Event of Default.    Following demand, the Holder may at any time at its option exercise or otherwise enforce any one or more of the Holder's rights, powers, privileges, remedies and interests as well as its own rights, powers and remedies under this Note, the Purchase Agreement, the Security Agreement or other Transaction Document or applicable law. No course of delay on the part of the Holder shall operate as a waiver thereof or otherwise prejudice the right of the Holder. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

ARTICLE III

RESERVED

ARTICLE IV

MISCELLANEOUS

        Section 4.1    Notices.    Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery, telecopy or facsimile at the address or number designated in the Purchase Agreement (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received) or (b) on the second Business Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

        Section 4.2    Governing Law.    This Note shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

        Section 4.3    Headings.    Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

        Section 4.4    Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief.    The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder's right to pursue actual damages for any failure by the Maker to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Maker (or the performance thereof). The Maker acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Holder and that the remedy at law for any such breach may be inadequate. Therefore the Maker agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

        Section 4.5    Enforcement Expenses.    The Maker agrees to pay all costs and expenses incurred from time to time by the Holder with respect to any modification, consent or waiver of the provisions of this Note or the Transaction Documents and any enforcement of this Note and the Transaction Documents, including, without limitation, reasonable attorneys' fees and expenses.

        Section 4.6    Amendments.    This Note may not be modified or amended in any manner except in writing executed by the Maker and the Holder.

        Section 4.7    Reserved.

        Section 4.8    Consent to Jurisdiction.    Each of the Maker and the Holder (i) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Note and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Maker and the Holder consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 4.8 shall affect or limit any right to serve process in any other manner permitted by law.

        Section 4.9    Binding Effect.    This Note shall be binding upon, inure to the benefit of and be enforceable by the Maker, the Holder and their respective successors and permitted assigns. The Maker shall not delegate or transfer this Note or any obligations or undertakings contained in this Note.

        Section 4.10    Failure or Indulgence Not Waiver.    No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

        Section 4.11    Maker Waivers: Dispute Resolution.

        (a)   Except as otherwise specifically provided herein, the Maker and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands' and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Maker liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.

        (b)   No delay or omission on the part of the Holder in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Holder, nor shall any waiver by the Holder of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

        (c)   THE MAKER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

        Section 4.12    Definitions.    Terms used herein and not defined shall have the meanings set forth in the Purchase Agreement. For the purposes hereof, the following terms shall have the following meanings:

        "Business Day" (whether or not capitalized) shall mean any day banking transactions can be conducted in New York City, NY, USA and does not include any day which is a federal or state holiday in such location.

        "Transaction Documents" means this Note, the Initial Note, the Second Note, the Purchase Agreement, the Security Agreement, and all other security documents or related agreements now or hereafter entered into in connection with and/or as security for this Note and all amendments and supplements thereto and replacements thereof and any other Transaction Document (as that term is defined in the Purchase Agreement).

        IN WITNESS WHEREOF, each Maker has caused this Note to be duly executed by its duly authorized officer as of the date first above indicated.

COMMERCE ENERGY, INC.
By:	/s/ C. Douglas Mitchell Name: C. Douglas Mitchell Title: Chief Financial Officer
COMMERCE ENERGY GROUP, INC.
By:	/s/ C. Douglas Mitchell Name: C. Douglas Mitchell Title: Chief Financial Officer

[SIGNATURE PAGE TO DISCRETIONARY LINE OF CREDIT DEMAND NOTE]

EXHIBIT A

WIRE INSTRUCTIONS

Wire instructions for AP Finance, LLC

Bank:	Commerce Bank
ABA#:	[*]
Account Name:	AP Finance, LLC
Account Number:	[*]

EXHIBIT A

[*]=Information redacted pursuant to a confidential treatment request. Such outlined information has been filed separately with the Securities and Exchange Commission.

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  Exhibit 10.122